UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 11, 2004

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

22026 20th Avenue S.E.
Bothell, Washington 98021
(Address of principal executive offices and zip code)

(425) 487-9500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed, since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 99.1

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE.

     On May 11, 2004, Sonus Pharmaceuticals, Inc., a Delaware corporation (“Sonus”), issued a press release announcing that it raised approximately $15.2 million in gross proceeds (net proceeds of approximately $14.4 million) from a private placement to accredited investors of 2.9 million shares of Sonus Common Stock. The Common Stock was sold at a price of $5.25 per share. A copy of the press release is attached hereto as Exhibit 99.1.

     The Securities issued in the private placement have not been registered under the Securities Act of 1933, as amended, and until so registered the Securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

     The foregoing description of the private placement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement dated May 7, 2004, which is attached hereto as Exhibit 10.1 and the Registration Rights Agreement dated May 7, 2004, which is attached hereto as Exhibit 10.2, each of which is incorporated herein by this reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

     (a) - (b) Not applicable.

     (c) Exhibits.

10.1	Securities Purchase Agreement by and among the Company and the investors named therein, dated May 7, 2004.

10.2	Registration Rights Agreement by and among the Company and the investors named therein, dated May 7, 2004.

99.1	Press Release of Sonus Pharmaceuticals, Inc. issued on May 11, 2004, announcing $15.2 million private placement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Dated:	May 13, 2004	/s/ Craig S. Eudy

Craig S. Eudy
Controller

EXHIBIT INDEX

Exhibit Number	Description
10.1	Securities Purchase Agreement by and among the Company and the investors named therein, dated May 7, 2004.

10.2	Registration Rights Agreement by and among the Company and the investors named therein, dated May 7, 2004.

99.1	Press Release of Sonus Pharmaceuticals, Inc. issued on May 11, 2004, announcing $15.2 million private placement.